For Immediate Release	Contact:	Mark Borman – Investor Relations 952.917.0590 mark.borman@adc.com

Mike Smith – Media Relations 952.917.0306 mike.smith.dir@adc.com

ADC Announces Agreement to Acquire Century Man Communication

Conference call, November 12, 6:00 p.m. Eastern Time (details below)

•	Strategic Acquisition of a Leading Provider of Broadband Connectivity in China

•	Accelerates ADC’s Growth Potential with China-based Carriers and OEMs; Expands Product Offerings Targeted at Developing Countries

•	Adds Additional Low-Cost Manufacturing Facilities in China

•	Further Enhances ADC’s Growth Strategy To Become The Global Communications Network Infrastructure Leader By Building Scale In Connectivity From The Central Office, Through The Outside Plant To Customer Premises

•	First Two Years Post-Close Diluted Earnings Per Share From Continuing Operations Are Expected to be Non-Dilutive After Exclusion of Acquisition-Related Charges and Intangible Amortization; Acquisition Is Expected to be Accretive Thereafter

MINNEAPOLIS – Nov 12, 2007, 2007 – ADC (NASDAQ:ADCT, www.adc.com) today announced an agreement to acquire Century Man Communication (http://www.centuryman.com.cn), a leading provider of communication distribution frame solutions in China. The acquisition is designed to provide four key benefits to ADC: (1) accelerate ADC’s growth potential in China, (2) expand its product offerings, (3) add additional low-cost manufacturing facilities in China, and (4) provide a price and feature competitive product offering for effectively competing in the high-growth, developing markets. The addition of Century Man Communication moves ADC closer to its long-term goal of being the leading global provider of network infrastructure solutions. Century Man Communication had sales of approximately US $40 million in the 12 months ending September 30, 2007.

“Century Man Communication strengthens ADC’s presence in China with telecommunications service providers, including most of the major operators and original equipment manufacturers that are in China already or relocating manufacturing to China. The strategic value of this acquisition is created by accelerating ADC’s growth potential in the China connectivity market, as well as providing ADC with additional products designed to meet the needs of developing countries in the other strong growth markets outside of China. Developing countries in Asia, Eastern Europe, Africa and Latin America are important to ADC as they are investing in communications infrastructure due to significant demand for communications services. In many cases, these developing countries do not need the same product feature sets and capabilities required in developed markets,” said Robert E. Switz, president and CEO of ADC. “This acquisition fits well with our strategy for capturing the strong potential of faster growing geographies outside the United States, as well as becoming more cost efficient in order to increase profitability. Acquiring Century Man Communication gives ADC a dramatically expanded presence in the China connectivity segment, while complementing ADC’s existing base of manufacturing assets within the country. The acquisition is expected to be non-dilutive to earnings per share, excluding acquisition-related charges and acquired intangibles amortization in the first two fiscal years of operation, post close, and accretive thereafter.”

“I am excited for the opportunity to combine the operations of Century Man Communication and ADC and strengthen the expansion of our markets to serve our important Chinese and developing market customers with a full range of broadband connectivity solutions,” said Mr. Yuan Dan, president and CEO of Century Man Communication. “ADC’s strong financial and market position, significant intellectual property portfolio and global reach of sales into more than 130 countries when combined with Century Man Communication’s strong market position within China will create a company with the resources, distribution and support to make our offerings the best solutions for our customers worldwide.”

On closing the acquisition, Mr. Yuan Dan will become General Manager of ADC Century Man Communication China.

Summary of Acquisition Agreement
ADC has agreed to acquire Century Man Communication for $55 million in cash, at close, plus contingent cash payments of up to $15 million during the 36 months following the close of the transaction, based on meeting agreed upon financial performance metrics. The transaction is expected to close during the next 30 to 60 days, subject to customary closing conditions.

As is customary, after closing the transaction ADC expects to take a charge for various acquisition-related expenses, the amount of which has not been determined. Inclusive of potential intangible amortization and non-recurring and/or non-operating acquisition-related charges, the transaction is expected to be dilutive to GAAP earnings per share in the first year or two of operations following the close of the transaction. Excluding these charges, ADC expects the acquisition to be non-dilutive to diluted earnings per share from continuing operations in fiscal 2008 and 2009, and accretive to diluted earnings per share from continuing operations thereafter. As discussed below, actual results will be subject to many risks and uncertainties.

Exciting Growth Potential
Based on industry analysts’ estimates and ADC’s own proprietary market research, ADC believes that China’s communications infrastructure market’s growth potential is significant:

•	Century Man Communication is estimated to hold a number two position within the growing domestic Chinese distribution frame connectivity infrastructure market.

•	The distribution frame market is expected to grow at an estimated compound annual growth rate of approximately 8% per year through 2010, driven largely by demand for outside plant Optical fiber Distribution Frame (ODF) and Digital Distribution Frame (DDF) products.

•	Acceleration of 3G and fiber-to-the x (FTTX) deployments in China are expected to drive spending growth on Hybrid and Optical Distribution Frames in the range of 30% compounded annually through 2010, as enterprise and outside plant demand drive future capital spending trends amongst carrier and OEM customers.

A Leading Provider of Broadband Connectivity in China
Century Man Communication’s products portfolio includes communication distribution frames (i.e., Optical Distribution Frames (ODF), Main Distribution Frames (MDF), Building Distribution Frames (BDF), Power Distribution Frames (PDF) and other Hybrid Distribution Frames), related accessories (e.g., fiber connectors and cabinets), wireless network products and other network products. Many of the Chinese telecom service providers and operators, including China Mobile, China Telecom, China Netcom, China Unicom and China Railway are major Century Man Communication customers, as well as original equipment manufacturers, such as ZTE and UT STARCOM. Century Man Communication’s strong domestic market position, established manufacturing base and customer relationships, and dedicated team of professionals will continue to lead the growth of Broadband Connectivity Infrastructure within the Chinese market. The combination of ADC and Century Man Communication will provide global customers with enhanced product offerings from the central office, through the outside plant, and to customer premises.

November 12 Conference Call at 6:00 p.m. Eastern
ADC will discuss its acquisition of Century Man Communication on a conference call scheduled for November 12, at 6:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489. Starting today at 7:30 p.m. Eastern time, the replay of the call can be accessed until 23:59 p.m. Eastern time on November 19, 2007 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 23454951).

About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

About Century Man Communication
Century Man Communication is a leading provider of communication distribution frames in China and exports products to over 15 countries in the world. Century Man Communication has 20 service offices around Mainland China and Hong Kong. Learn more about Century Man Communication at http://www.centuryman.com.cn/english/01about/index.htm.

Cautionary Statement Regarding Forward Looking Information
All forward-looking statements contained herein, particularly those pertaining to ADC’s expectations for the performance of the acquisition as well as future operating results, reflect management’s current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC cautions that any forward-looking statements made by us about the acquisition are qualified by important factors that could cause actual results to differ materially from those in the forward-looking-statements. These factors include, without limitation: differences between the expected and the actual future performance of the business being acquired; marketplace conditions and market growth rates for the acquired business and our business generally; the acceptance of the acquisition by customers of the acquired business; the acceptance of the acquisition by employees and agents of the acquired business; potential operating changes necessitated in the acquired business by the integration of the two companies as their operating processes and systems are distinct and prone to significant differences; our ability to realize expected synergies from the transaction; and the realization of any liabilities related to the business being acquired. In addition, the acquisition and operation of a business in China is subject to a number of risks and uncertainties arising out of business conditions and other factors specific to conducting business in China. ADC further cautions that any forward-looking statements made by us in this report or in other announcements made by us are qualified by numerous other important factors that could cause actual results to differ materially from those in the forward-looking statements. These statements and factors include, without limitation: potential volatility in future sales; changes in profit percentages; statements regarding and actually realized earnings per share and other results of operations; expectations or beliefs regarding the marketplace in which we operate and market growth rates; the sufficiency of our cash balances and cash generated from operating and financing activities for our future liquidity; the demand for equipment by telecommunication service providers, from which a majority of our sales are derived; the fact our business is increasingly dependent on project-based capital deployment initiatives by our customers for which sales are more prone to significant fluctuations; our ability to operate our business to achieve, maintain and grow operating profitability; macroeconomic factors that influence the demand for telecommunications services and the consequent demand for communications equipment; consolidation among our customers, competitors or vendors which could cause disruption in our customer relationships or our displacement as an equipment vendor to the surviving entity in a customer consolidation; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices with respect to acquisitions or divestitures; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we presently feel have the greatest growth potential; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, such as variations in demand for particular products in our portfolio that have varying profit margins; the impact of regulatory changes on our customers’ willingness to make capital expenditures for our equipment and services; financial problems, work interruptions in operations or other difficulties faced by our customers or vendors, which can influence future sales to customers as well as our ability to either collect amounts due us or obtain necessary materials and components; economic and regulatory conditions both in the United States and outside of the United States, as a significant portion of our sales come from non-U.S. jurisdictions; our ability to protect our intellectual property rights and defend against infringement claims made by other parties; possible limitations on our ability to raise additional capital if required, either due to unfavorable market conditions or lack of investor demand; our ability to attract and retain qualified employees in a competitive environment; potential liabilities that could arise if there are design or manufacturing defects with respect to any of our products; our ability to obtain raw materials and components and the prices of those materials and components, which can be subject to volatility; our dependence on contract manufacturers to make certain of our products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our results; our ability to successfully defend or satisfactorily settle any pending litigation or litigation that may arise; fluctuations in the telecommunications market, and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1A of ADC’s Annual Report on Form 10-K/A for the year ended October 31, 2006 and as may be updated in Item 1A of ADC’s subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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